[EXHIBIT 10.1.19]

                 GLOBAL SETTLEMENT AGREEMENT


THIS Agreement made and entered into this 12th day of May,

2004 by and between John Daly ("Daly"), Timothy Shiner

("Tim"), Film and Music Entertainment, Inc. ("Fame"), Red

Giants Productions, Inc. ("Red Giants") (collectively

referred to as "Fame parties"), and Miracle Entertainment,

Inc. ("Miracle")



WHEREAS, Daly became President and CEO of Miracle in or

about May 2002 at the request of a shareholder group led by

Rambus Holdings, Ltd.; and



WHEREAS, Miracle experienced severe cash flow/liquidity

dilemmas and Daly orchestrated a sale of certain assets of

Miracle to Fame for Twenty Million shares of Fame stock

("Fame stock"); and



WHEREAS, simultaneously with the sale of the assets to Fame,

Miracle entered into a management agreement with Fame

whereby Fame provided the basic necessary services to allow

Miracle to function on a limited basis as on ongoing entity;

and



WHEREAS, litigation erupted over various ventures, and it

was necessary for Miracle to obtain some funds from a third

party, Red Giants, to pay for the services of its attorneys.

Miracle collateralized said loan from Red Giants with

certain shares of Fame stock; and


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WHEREAS, Daly has not received all of the compensation due

him pursuant to his Employment contract entered into with

Miracle and the Shareholder group led by Rambus Holdings,

Ltd.  Daly has agreed to resign as Chairman and CEO of

Miracle; and



WHERREAS, the parties hereto have reached a global

understanding and agreement and desire to itemize the terms

and conditions as set forth below;



NOW THEREFORE, in consideration of the mutual promises and

assurances contained herein, the allocation of the Fame

stock, debt instruments, and other valuable consideration as set forth herein, the sufficiency of which is hereby

expressly acknowledged and received, the parties agree as

follows:



1.   Daly shall resign as Chairman and CEO of Miracle as of

     May 12, 2004.

2.   Any and all agreements Miracle has entered into with

     Fame, including, but not limited to the Management

     Agreement, dated November 3, 2003, shall be terminated as of

     May 12, 2004.

3.   Miracle agrees that Miracle will defend, indemnify, and

     hold harmless Fame parties, and each of them, and the

     assigns and other successors-in-interest of Fame parties

     (including the officers, directors, partners, owners,

     shareholders, employees, consultant-Peter Beale, and agents of each of the foregoing) against any and all claims,

     expenses (including, without limitation, reasonable

     attorneys' fees) and liabilities due to Fame parties'

     alleged breach or any other alleged actions or inactions

     giving rise to a cause of action, as follows:


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      a.   For any and all Miracle matters arising before May,

           2002.

      b.   For any and all matters arising out of the items listed

           on Exhibit 1 titled "Daly's Tenure matters", a copy of which is attached hereto and incorporated herein by this

           reference.

      c.   For any and all matters that arise from May 12, 2004


           regarding Miracle that explicitly do not involve any of the

           Fame parties.


           The Fame parties warrant and represent that

Exhibit 1 is a complete itemization of any and all matters,

causes of action, liabilities or potential liabilities, that they are aware of concerning Miracle.  The Fame parties

expressly state and understand that a major inducement to

the shareholder group of entering into this Agreement and

providing the indemnification to the Fame parties to all

matters listed on Exhibit 1 is completely predicated on Daly and his management group being open and honest with all of

the outstanding liabilities and perceived liabilities of

Miracle that have been created and/or surfaced during Daly's tenure.  Any matter(s) not listed on Exhibit 1 that are

deemed to have been created during Daly's tenure will be

outside of the scope of this indemnification and will remain the responsibility of the appropriate party(s).



4.   The stock certificate representing the Twenty Million

     (20,000,000) Fame stock shall be cancelled and re-issued as follows:



     a.   Fourteen Million Five Hundred Thousand (14,500,000)

          shares of Fame shall be re-issued to Miracle.



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     b.   Five Million Five Hundred Thousand (5,500,000) shares

          shall be re-issued to Fame, or its designees.


5.   Miracle shall execute a secured Promissory Note

     ("Note') in the amount of Fifty Thousand ($  50,000) Dollars to Fame that shall be due and payable over Eighteen (18)

     months.

6.   Red Giants shall cause Fame to cancel the current Note

     ("Outstanding Note"), dated March 29, 2004, due from Miracle in the amount of Twenty Five Thousand ($ 25,000) Dollars,

     mark it "paid in full" and agree to release any and all

     rights it may have to any of the collateral Fame stock that was granted to Red Giants pursuant to the Outstanding Note.

7.   Miracle will execute any and all documents necessary to

     transfer to Fame any and all rights affiliated with

     Tournament of Dreams.

8.   Fame and Red Giants  and Miracle shall execute the

     appropriate reciprocal releases and hold harmless agreements necessary to explicitly state that any and all obligations the parties may have to each other (other than those

     explicitly stated therein) have been satisfied in their

     entirety, and that the parties have no outstanding

     liabilities/responsibilities/financial obligations to each other.


It is agreed and understood that this Global Agreement is a

basic outline of the terms and conditions of the agreement

entered into between the parties.  It is expressly

acknowledged and agreed that the parties need to refine this

Agreement to include the necessary elements that are needed

to effectuate this global understanding between the parties.



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The parties warrant and represent that they will work

together to achieve the goals of this Agreement;  to

terminate the responsibilities of Daly toward Miracle; to

cause the transition of the new management team to begin

undertaking the work necessary to bring Miracle in

compliance with all regulatory and governmental laws; and to provide indemnifications and assurances to the parties

involved in Miracle over the past two years for the matters

expressly contained herein.



This Agreement shall be construed according to the laws of

the State of California.    This Agreement is to be modified

for the purposes of crating all the necessary apparatus to

achieve the basic terms, conditions, and elements stated

herein.


IN WITNESS WHEREOF, the parties hereto shall be deemed to have executed this Agreement on the date and year first written below:


Miracle Entertainment, Inc.             Date:________________

By: /s/James T. Zelloe [for]
   -----------------------------------
   Attorney for Rambus Holdings, Ltd.,
   leader of the shareholder group


Film And Music Entertainment, Inc.      Date:________________

By: /s/Lawrence S. Lotman
   -----------------------------------

Its:  President
    ----------------------------------

John Daly, personally                   Date:________________

/s/James T. Zelloe, [for]
--------------------------------------


/s/James T. Zelloe, [for]
--------------------------------------  Date:________________
Tim Shiner, personally



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Red Giants Production, Inc.             Date:________________

By: /s/James T. Zelloe [for]
   -----------------------------------

Its:
    ----------------------------------
































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